                                                               EXHIBIT (d)(2)(b)

                                     FORM OF
                                  PACIFIC FUNDS
                                  FEE SCHEDULE
                         A I M CAPITAL MANAGEMENT, INC.

                           Fund: PF AIM Blue Chip Fund

         The Adviser will pay to the Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF AIM Blue Chip Fund and the Blue Chip Portfolio of Pacific Select Fund according to the following schedule:

                           0.50% of the first $250 million
                           0.45% on the next $250 million
                           0.40% on excess


                          Fund: PF AIM Aggressive Growth Fund

         The Adviser will pay to the Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF AIM Aggressive Growth Fund and the Aggressive Growth Portfolio of Pacific Select Fund according to the following schedule:

                           0.55% of the first $50 million
                           0.50% on the next $50 million
                           0.45% on excess


         These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

         IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of ______________, 2003.

                                         PACIFIC LIFE INSURANCE COMPANY

Attest:                                  By:____________________________
-----------------------------
Name:  Laurene E. MacElwee               Name:  Glenn S. Schafer
Title: Assistant Vice President          Title: President


Attest:                                  By:____________________________
-----------------------------
Name:  Laurene E. MacElwee               Name:  Audrey L. Milfs
Title: Assistant Vice President          Title: Vice President and Secretary


                                         A I M CAPITAL MANAGEMENT, INC.


Attest:                                  By:____________________________
-----------------------------
Name:                                    Name:
Title:                                   Title:



                                         PACIFIC FUNDS

Attest:                                  By:_____________________________
-----------------------------
Name:  Audrey L. Milfs                   Name:  Glenn S. Schafer
Title: Secretary                         Title: President